Filed pursuant to Rule 424(b)(3)
                                      Registration No. 333-59355

Prospectus Supplement No. 22
(To Prospectus dated August 10, 1998
and to Prospectus Supplement No. 11
dated December 22, 1998)

                                $1,012,198,000
                              XEROX CORPORATION
                 CONVERTIBLE SUBORDINATED DEBENTURES DUE 2018

The information contained under the heading "Selling Security Holders" in the Prospectus dated August 10, 1998 ("Prospectus"), as supplemented by Prospectus Supplement No. 11 dated December 22, 1998 (the "Prior Supplement"), relating to $1,012,198,000 aggregate principal amount at maturity of Convertible Subordinated Debentures due 2018 ("Debentures") of Xerox Corporation (the "Company"), and such indeterminate number of shares of Common Stock, par value $1.00 per share, of the Company as may be issuable upon the conversion of the Debentures, that may be offered and sold from time to time by the several holders thereof is hereby amended and supplemented as follows:


                             PRINCIPAL AMOUNT AT        PRINCIPAL AMOUNT AT
                            MATURITY OF DEBENTURES    MATURITY OF DEBENTURES
                            BENEFICIALLY OWNED AND    PREVIOUSLY SPECIFIED IN
SELLING HOLDER            THAT MAY BE OFFERED HEREBY    THE PROSPECTUS AND
                                                       THE PRIOR SUPPLEMENT
--------------            --------------------------  -----------------------
                                            (In U.S. Dollars)

EQ Financial Consultants
  Equi-Vest Total Return
  Fund . . . . . . . . . .. . . .        0                  1,020,000

Equi-Select Series Trust-
  Total Return Portfolio  . . . .        0                    200,000
35,000

GCG Total Return Series . . . . . 1,220,000                      None


The date of this Prospectus Supplement is January 24, 2000.